SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2011

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 West Loop South, Suite 500
Houston, Texas  77027
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.	Other Events.

Sale of Key Electric Supply

On February 28, 2011, Integrated Electrical Services, Inc. (the “Company”) closed the sale of Key Electric Supply (“Key Electric”), the Company’s electrical distribution business, to Elliot Electric Supply, Inc.  Net proceeds from the transaction will approximate $6.1 million.  Key Electric, located in Houston, Texas, is a distributor of wiring, lighting, electrical distribution, power control and generators for residential and commercial applications.

Centerpoint Settlement

On February 22, 2011, the Company entered into a $2.85 million settlement in connection with its previously disclosed breach of contract and mechanics’ lien foreclosure actions against Centerpoint Construction, LLC and Tempe Land Company, LLC, the general contractor and owner, respectively, of a condominium and retail development project in Tempe, Arizona.  The Company had previously reserved the $4.0 million long-term receivable related to these actions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 28, 2011, announcing the divestment of Key Electric Supply.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: February 28, 2011	/s/ William L. Fiedler _
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 28, 2011, announcing the divestment of Key Electric Supply.